OPERATING AGREEMENT

This Operating Agreement (this "Agreement") is dated August 1, 2009, and is entered into in Hangzhou City, Zhejiang Province, People's Republic of China ("PRC" or "China") by and between Zhejiang Jiuxin Investment Management Co., Ltd. ("Party A"), Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership) ("Party B"), and partners holding 100% outstanding equity interests of Party B (the "Owners of Party B" or "Party C"). Party A, Party B, and Party C are each referred to in this Agreement as a "Party" and collectively as the "Parties."

RECITALS

1. Party B is a general partnership organized in China, and is engaged in providing medical services in the fields of internal medicine, surgery, gynecology, otorhinolaryngology, medical laboratory, clinical body fluids, hematology, diagnostic imaging, ultrasonic diagnosis, traditional Chinese medicine, acupuncture, naprapathy, integrated traditional and western medicine and other services that are not subject to governmental approval (the "Business");

2. Party A, a company incorporated in the PRC as a foreign investment enterprise, has the expertise in providing consulting services relating to the Business;

3. The undersigned Owners of Party B collectively own 100% of the equity interests of Party B;

4. Party A has entered into a Consulting Services Agreement with Party B dated August 1, 2009, (hereinafter "Consulting Services Agreement") to establish a business relationship;

5. Pursuant to the Consulting Services Agreement Party B is obligated to make regular payments of consulting services fee to Party A during the term of the Consulting Services Agreement. However, no payment has yet been made, and Party B's daily operation has a material effect on its ability to make such payments to Party A; and

6. The Parties are entering into this Agreement to clarify certain matters in connection with Party B's operations.

NOW THEREFORE, all Parties of this Agreement hereby agree as follows through negotiations:

1. Party A agrees, subject to Party B's agreement to relevant provisions of this Agreement, to be Party B's guarantor in connection with the contracts, agreements and transactions executed between Party B and any other third party, and to provide full guarantee for the performance of such contracts, agreements or transactions by Party B. Party B agrees, as a counter-guarantee, to pledge all of its relevant assets, including accounts receivable, to Party A. Pursuant to such guarantee arrangement, Party A wishes to enter into written guarantee agreements with Party B's counter-parties thereof, to assume the guarantee liability as the guarantor when applicable. As such, Party B and Party C shall take all necessary actions (including, but not limited to,

executing relevant documents and proceeding with relevant registrations) to carry out the counter-guarantee arrangements provided by Party A thereof.

2. In consideration of Article 1 herein, and to assure the performance of the various arrangements between Party A and Party B and the payment of the accounts payable by Party B to Party A, Party B and the Party C hereby jointly agree that Party B shall not, without the prior written consent of Party A, conduct any transactions which may materially affect the assets, obligations, rights or the operations of Party B (excluding proceeding with Party B's normal business operation and the lien obtained by relevant counter parties due to such agreements). Such transactions shall include, without limitation, the following:

2.1 To borrow money from any third party or assume any debt;

2.2 To sell or acquire from any third party any asset or right, including, but not limited to, any intellectual property rights;

2.3 To provide any guarantees to any third parties using its assets or intellectual property rights; or

2.4 To assign to any third party its business agreements.

3. In order to ensure the performance of the various operation agreements between Party A and Party B and the payments of various accounts payable by Party B to Party A, Party B and Party C hereby jointly agree to accept the corporate policies provided by Party A in connection with Party B's daily operations, financial management and the employment and dismissal of Party B's employees.

4. Party B and Party C hereby jointly agree that Party C shall appoint the persons recommended by Party A as the members of management of Party B, and shall appoint members of Party A's senior management as Party B's General Manager, Chief Financial Officer, and other senior officers. If any member of such senior management leaves or is dismissed by Party A, he or she will lose the qualification to take any position with Party B, and Party B shall appoint another member of Party A's senior management to take such position, as recommended by Party A. The person recommended by Party A in accordance with this section shall have the qualifications of a Director, General Manager, Chief Financial Officer, and/or other relevant senior officers pursuant to applicable laws.

5. Party B, together with the Party C, hereby jointly agree and confirm that Party B shall first seek guarantee from Party A if Party B requires any guarantee for its performance of any contract or loan in the course of its business operation. Under such circumstances, Party A shall have the right, but not the obligation, to provide the appropriate guarantee to Party B at its sole discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from other third party.

6. In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right, but not the obligation, to terminate all agreements between Party A and Party B, including, but not limited to, the Consulting Services Agreement.

7. Any amendment to this Agreement shall be made in writing. The amendments duly executed by all Parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

8. If any provision or provisions of this Agreement shall be held to be invalid, illegal, unenforceable or in conflict with the laws and regulations of the jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9. Party B shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A. Party B hereby agrees that Party A may assign its rights and obligations under this Agreement if necessary and such transfer shall only be subject to a written notice sent to Party B by Party A, and no any further consent from Party B will be required.

10. The Parties of this Agreement shall acknowledge and ensure the confidentiality of all oral and written materials exchanged relating to this Agreement. No Party shall disclose the confidential information to any other third party without the other Party's prior written approval, unless: (a) it was in the public domain at the time it was communicated (unless it entered the public domain without the authorization of the disclosing Party); (b) the disclosure was in response to the relevant laws, regulations, or stock exchange rules; or (c) the disclosure was required by any of the Party's legal counsel or financial consultant for the purpose of the transaction of this Agreement. However, such legal counsel and/or financial consultant shall also comply with the confidentiality as stated hereof. The disclosure of confidential information by employees or hired institutions of the disclosing Party is deemed to be an act of the disclosing Party, and such disclosing Party shall bear all liabilities of the breach of confidentiality. If any provision of this Agreement is found by a proper authority to be unenforceable or invalid such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole.

11. This Agreement shall be governed and construed in accordance with PRC law.

12. The Parties shall strive to settle any disputes arising from the interpretation or performance of this Agreement through amicable negotiations. If such dispute cannot be settled, any Party may submit such dispute to China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration. The arbitration shall abide by the rules of CIETAC, and the arbitration proceedings shall be conducted in Beijing, China in English. The judgment of the arbitration shall be final and binding upon the Parties.

13. This Agreement shall be executed by a duly authorized representative of each Party as of the date first written above and becomes effective simultaneously.

14. The Parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings.

15. This Agreement shall take effect on the August 1, 2009, and shall remain in full force and effect unless terminated pursuant to Article 16 hereof, provided that this Agreement shall automatically terminate on May 1, 2010 (the "Automatic Termination Date") if the Listing Company has not completed a financing of at least USD 25 million and the common stock of the Listing Company is not listed for trading on the Nasdaq Capital Market by the Automatic Termination Date. For the purpose of this paragraph, the "Listing Company" means a public company with which Renovation Investment (Hong Kong) Co., Limited, the parent company of Party A, shall enter into a share exchange transaction.

16. During the effective term of this Agreement, Party B shall not terminate this Agreement. Party A (or its assigns pursuant to Article 9), however, shall have the right to terminate this Agreement at any time by giving a thirty (30) day prior written notice to Party B.

17. This Agreement has been executed in six (6) duplicate originals in English. Each Party has received one (1) original, and all originals shall be equally valid.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

PARTY A: Zhejiang Jiuxin Investment Management Co., Ltd.

Legal/Authorized Representative: ____________________

Name: LIU Lei

Title: Executive Director

PARTY B: Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership)

Legal/Authorized Representative: ____________________

Name: JIN Chongan

Title: Managing General Partner

SIGNATURE PAGE FOR OWNERS OF PARTY B

OWNERS OF PARTY B:

____
LIU Lei
ID Card No.: 330107196310260910
Owns 39% of Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership)

____
JIN Chongan
ID Card No.: 440102196306183258
Owns 31% of Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership)

____
QI Li
ID Card No.: 330106197205090081
Owns 30% of Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership)